Exhibit 99.1

Premiere Global Services Completes Acquisition of Citizens Conferencing and Raises Financial Outlook; Company Repurchases Additional 635,000 Shares

     ATLANTA--(BUSINESS WIRE)--March 15, 2005--Premiere Global Services, Inc. (NYSE: PGI), a global outsource provider of business communications services and business process solutions, today announced it has completed the acquisition of the conferencing services division of Citizens Communications Company (NYSE:
CZN). Total consideration for the purchase was $41 million, net of working capital acquired, and was funded with the Company's bank credit facility.
     The Company anticipates the acquisition will be accretive to revenues and earnings and has raised its 2005 financial outlook. The Company now anticipates revenues for the year will be in the range of $500 to $520 million and diluted EPS will be in the range of $0.69 to $0.72, not including the impact of the new accounting standard requiring the expensing of stock options that becomes effective July 1, 2005. The Company is currently assessing the effect of this new accounting standard and anticipates it will negatively impact diluted EPS by $0.03 or less in 2005.
     In other news, the Company announced it has repurchased 635,000 shares of its common stock in the open market during the current quarter, at a total cost of approximately $6.5 million. The Company has approximately 3.8 million shares remaining authorized under its current Board-approved share repurchase plan.

     About Premiere Global Services, Inc.

     Premiere Global Services, Inc. (formerly Ptek Holdings, Inc.) provides business communications services and business process solutions that enable enterprise customers to automate and simplify components of their critical business processes and to communicate more effectively with their constituents.
     We offer data management and delivery solutions and conferencing and collaboration services on an outsource-basis, hosted on our global proprietary platforms. Customers apply our communication technologies-based solutions to a number of business processes, such as receivables collections, continuing education, alerts and notifications, investor calls, statement and invoice delivery, international collaboration, document automation, and others, in order to increase efficiency, to improve productivity and to raise customer satisfaction levels.
     With 2,230 employees in 19 countries around the world, Premiere Global Services(SM) has an established customer base of greater than 45,000 corporate accounts, including a majority of the Fortune 500. Our corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

     Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; possible adverse results of pending or future litigation or infringement claims; legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2004. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.


     CONTACT: Premiere Global Services, Atlanta
              Investor Calls
              Sean O'Brien, 404-262-8462